INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 27032D 304

NUMBER XXXXXX

EARTHSTONE Energy, Inc.

SHARES XXXXXX

THIS CERTIFIES THAT

XXXXXXXXXXXXXXXXXXXX

IS THE RECORD HOLDER OF

XXXXXXXXXXXXXXXXXXXX

FULLY PAID AND NON ASSESSABLE SHARES OF CLASS A COMMON STOCK PAR VALUE $0.001 PER SHARE OF

EARTHSTONE ENERGY, INC., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated: XXXXXX

FRANK A. LODZINSKI - PRESIDENT

CHRISTOPHER E. COTTRELL - SECRETARY

EARTHSTONE ENERGY, INC.
CORPORATE
Seal
DELAWARE

Countersigned & Registered:
XXXXXX
By ______
Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000